EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of U.S. Energy Initiatives Corporation (the "Company") on Form 10-QSB for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark Clancy, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company. A signed original of this written statement required by Section 906 has been provided to U.S. Energy Initiatives Corporation and will be retained by U.S. Energy Initiatives Corporation and furnished to the Securities and Exchange
Commission  or  its  staff  upon  request.

August  17,  2006

/s/  Mark  Clancy
---------------------------
Mark  Clancy
Chief  Executive  Officer